Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT NORMALLY TREATS AS PRIVATE AND CONFIDENTIAL.

SETTLEMENT AND TERMINATION AGREEMENT

This Settlement and Termination Agreement (“Agreement”) is made on this 23rd day of August 2023 (the “Effective Date”) and entered into by and between Polished.com f/k/a 1847 Goedeker Inc. (“Tenant”) and 8780 19 Ave LLC (“Landlord”) (Tenant and Landlord are, collectively, the “Parties”).

WHEREAS, on or around March 15, 2022, Tenant and Landlord entered into a lease for an office building (“Lease”) located at 8780 19th Avenue, Brooklyn, New York 11214 (“Premises”);

WHEREAS, a dispute has arisen between Tenant and Landlord regarding payment for Landlord’s Work (as defined in the Lease) and payment of rent commencing on February 1, 2023 (the “Dispute”);

WHEREAS, without any Party admitting any liability whatsoever to any other Party, each of the Parties has determined that it is in their respective best interests, including the inherent uncertainty of litigation and to avoid costly and protracted litigation, to enter into this Agreement to effectuate compromise and resolution of the Dispute and to terminate the Lease;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which is hereby acknowledged, and with the intent to be legally bound hereby, the parties hereto agree as follows:

1. Settlement Amount. The total sum of One Hundred Thousand Dollars ($100,000) (the “Settlement Amount”) shall be paid by or on behalf of Tenant to Landlord on the following schedule:

$35,000 on or before August 30, 2023;

an additional $15,000 on or before September 30, 2023;

an additional $15,000 on or before October 30, 2023;

an additional $15,000 on or before November 30, 2023;

an additional $20,000 on or before December 30, 2023.

All payments shall be made using the following wire instructions:

Bank Name: [***]

Account Number: [***]

Account Type: [***]

Routing Number / SWIFT Code: [***]

Account Name: [***]

Upon receipt of each payment, Landlord will confirm in writing by email to Tenant and its counsel to akratenstein@mwe.com the receipt of the payment.

In addition, upon the Effective Date, Tenant shall pay three months of insurance premiums at the normal (not the force-placed) rate, and three months of real estate taxes on the Property. Tenant shall pay no other invoices or amounts.

2. Termination of the Lease. Effective upon the Effective Date, the Lease shall be deemed terminated and neither Party shall have any further obligations under the Lease, including, without limitation, any obligations that expressly survive the termination of the Lease.

3.	Mutual Releases and Covenant Not to Sue.

a.	Effective upon the Effective Date, and except for the obligations contained herein, each Party, on behalf of itself and its parent companies, subsidiaries, affiliates and each of their respective officers, directors, employees, agents, members, and representatives (“Releasing Party”), releases and forever discharges the other Party and its parent companies, subsidiaries, affiliates and each of their respective officers, directors, employees, agents, members and representatives (“Released Parties”) from any and all manner of claims, causes of action, damages, demands, judgments, costs, attorney’s fees, and rights whatsoever, whether in law or in equity, whether known or unknown, which the Releasing Party has had, now has or may hereafter have against the Released Party concerning the Lease, occurring from the beginning of time through the Effective Date of this Agreement.
b.	Each Releasing Party agrees that they will refrain and forbear from commencing, instituting, or prosecuting any lawsuit, action, or other proceeding, in law, equity or otherwise, against any Released Party arising out of or relating to the claims released in this Agreement. Each Releasing Party agrees that monetary damages alone are inadequate to compensate for injury caused or threatened by a breach of this covenant not to sue, and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation hereof is a necessary and appropriate remedy in the event of such a breach or threatened breach. An action or proceeding brought to enforce the terms of this Agreement is excepted from this covenant not to sue.

2. Requisite Authority. Each Party represents and warrants that the individual executing this Agreement on its behalf has been authorized to do so, and that all necessary action to approve this Agreement has been taken.

3. Parties Pay Own Fees, Costs and Expenses. The Parties agree to pay their own fees, costs, and expenses related to the Dispute and the negotiation and execution of this Agreement.

4. Negotiated Agreement. This Agreement has been negotiated among the Parties, each of whom was represented by counsel. In the event of any dispute over the interpretation of this Agreement, there shall be no rule of construction requiring that this Agreement be construed in favor of or against any of the Parties.

5. Construction of Provisions. The following rules of construction shall apply to this Agreement and all documents supplemental hereto unless the context clearly requires otherwise:

a.	All references herein to numbered sections are references to the sections hereof.
b.	The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”
c.	Words of masculine, feminine, or neutral gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural and vice versa.
d.	No inference in favor of, or against, any party shall be drawn from the fact that such party has drafted any portion of this Agreement.
e.	The terms “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A signature of a Party to this Agreement sent by facsimile, e-mail or other electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

7. Entire Agreement / Modes of Modification. This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements, or understandings regarding the same. This Agreement, including the provisions of this Section, may not be modified except by written amendment to this Agreement signed by the parties affected by the same, and the Parties hereby: (a) expressly agree that it shall not be reasonable for them to rely on any alleged, non-written amendment to this Agreement; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

8. No Admissions. The Parties acknowledge and agree that nothing in this Agreement may be construed as evidence of any admission by any of the Parties of the validity of any of the claims, liabilities, losses, demands, or damages of any nature or kind asserted or that could be asserted against any other Party, its liability therefor, or of any wrongdoing on its or his part.

9. Jurisdiction, Venue, Choice of Law. This Agreement, the rights and obligations of the Parties under this Agreement and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort, or any other theory), including all matters of construction, validity, and performance, shall in all respects be governed by and interpreted, construed, and determined in accordance with, the internal laws of the State of New York (without regard to any conflicts of law provision thereof that would require the application of the laws of any other jurisdiction). Each of the Parties submits to the jurisdiction of the federal or state courts located in the State of New York, County of Brooklyn for any action, suit, or proceeding arising out of or based on this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that any such court is an inconvenient forum or does not have personal jurisdiction over them.

10. Jury Trial Waiver. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES EACH HEREBY (I) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the day and year first above written.

Polished.com f/k/a 1847 Goedeker Inc.

By:	/s/ Robert D. Barry
	Name:	Robert D. Barry
	Title:	CFO

8780 19 Ave LLC

By:	/s/ Elie Fouerti
	Name:	Elie Fouerti
	Title:	Authorized Signatory

4